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                                                                     Exhibit (l)

                    Skadden, Arps, Slate, Meagher & Flom LLP
                              333 West Wacker Drive
                                   Suite 2100
                             Chicago, Illinois 60606



                                                 June 28, 2007



Van Kampen Dynamic Credit Opportunities Fund
1221 Avenue of the Americas
New York, New York 10020

                              Re: Van Kampen Dynamic Credit Opportunities Fund - Registration Statement on Form N-2

Ladies and Gentlemen:

         We have acted as special counsel to Van Kampen Dynamic Credit Opportunities Fund, a statutory trust (the "Trust") created under the Delaware Statutory Trust Act, in connection with the issuance and sale by the Trust of the Trust's common shares of beneficial interest, par value $0.01 per share (the "Common Shares").

         This opinion is being furnished in accordance with the requirements of
Item 25 of the Form N-2 Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act").

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Notification of Registration of the Trust as an investment company under the 1940 Act on Form N-8A, as filed with the Securities and Exchange Commission (the "Commission") on April 2, 2007 and the notification of amendment thereto, as filed with the Commission on May 25, 2007 (as so amended, the "1940 Act Notification");
(ii) the Registration Statement of the Trust on Form N-2 (File Nos. 333-141816 and 811-22043), as filed with the Commission on April 2, 2007, and as amended by Pre-Effective Amendment No. 1 on May 25, 2007 and Pre-Effective Amendment No. 2 on June 26, 2007, under the 1933 Act and the 1940 Act (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (iii) Amendment No. 3 to the Registration Statement of the Trust on Form N-2 under the 1940 Act as proposed to be filed on June 27, 2007; (iv) the form of Underwriting Agreement (the "Underwriting Agreement") proposed to be entered into between the Trust, as issuer, Van Kampen Asset Management, as investment adviser to the Trust, and UBS Securities LLC, as representative of the several underwriters named therein (the "Underwriters"), filed as an exhibit to the Registration Statement; (v) the Certificate of Trust, as filed with the Secretary of State of the State of Delaware on March 15, 2007 and the First Certificate of Amendment to the Certificate of Trust, as filed with the Secretary of State of the State of Delaware on May 17, 2007 (vi) the Agreement and Declaration of Trust of the Trust dated March 15, 2007 and the First Certificate of Amendment to the Declaration of Trust dated May 17, 2007, as currently in effect (the "Declaration"); (vii) the Amended and Restated By-Laws of the Trust, as currently in effect; and (viii) certain resolutions adopted by the Board of Trustees of the Trust relating to the creation, issuance and sale of the Common Shares and related matters. We also have examined originals or copies, certified or

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otherwise identified to our satisfaction, of such records of the Trust and such agreements, certificates of public officials, certificates of officers or other representatives of the Trust and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents, we have assumed that the parties thereto, other than the Trust, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. We have also assumed that the Underwriting Agreement will be executed and delivered in substantially the form reviewed by us. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Trust and others.

         Members of our firm are admitted to the bar in the State of Delaware and we do not express any opinion as to any laws other than the Delaware Statutory Trust Act.

         Based upon and subject to the foregoing, we are of the opinion that when the Registration Statement becomes effective and the Common Shares have been delivered to and paid for by the Underwriters as contemplated by the Underwriting Agreement, the issuance and sale of the Common Shares will have been duly authorized, and the Common Shares will be validly issued, fully paid and nonassessable (except as provided in the last sentence of Section 6.1(k) of the Declaration).

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal opinions" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission.


                                        Very truly yours,

                                        Skadden, Arps, Slate, Meagher & Flom LLP